Re: Questions 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2,
74V1 and 74V2

The HSBC Investor Funds offer Class Shares as seen within the breakout of total income distributions, NAV, income distributions per share and shares outstanding below.

Within the N-SAR, the total income dividends (72DD1 and 72DD2) and number of shares (74U1 and 74U2) presented have been combined as follows:
        72DD1-74U1  Class A, Class B, Class C and
			Class Y Shares, where applicable
        72DD2-74U2  Class D and Class I Shares, where
			 applicable

The following is a class breakout of the total income distributions (000's), NAVs,income distributions per share and shares outstanding(000's) at October 31, 2010:

 	Total Income 		Income	Shares
	Distributions 		Distributions	Outstanding
	(000's)	NAV	per share	(000's)

Class A Shares
Aggressive Growth Strategy Fund	-	12.03	-	656
Balanced Growth Strategy Fund	121	12.09	0.08	1,789
Conservative Growth Strategy Fund	128	11.15	0.23	640
Moderate Growth Strategy Fund	395	11.48	0.24	1,649
California Tax-Free Money Market Fund	-	1.00	-	-
Prime Money Market Fund	38	1.00	-	32,943
 New York Tax-Free Money Market Fund      5 	1.00	-	14,564
Growth Fund	-	15.02	-	1,096
Mid-Cap Fund	5	7.10	0.01	722
Opportunity Fund	-	9.67	-	1,167
Overseas Equity Fund	98	4.24	0.07	1,306
U.S. Government Money Market Fund	64	1.00	-	25,926
U.S. Treasury Money Market Fund	30	1.00	-	33,003
Value Fund	47	11.89	0.04	1,016

Class B Shares
Aggressive Growth Strategy Fund	-	11.54	-	478
Balanced Growth Strategy Fund	13	12.05	0.01	1,294
Conservative Growth Strategy Fund	94	11.02	0.16	672
Moderate Growth Strategy Fund	255	11.46	0.17	1,602
Prime Money Market Fund	-	1.00	-	226
New York Tax-Free Money Market Fund	-	1.00	-	-
Growth Fund	-	13.80	-	88
Mid-Cap Fund	-	6.35	-	154
Opportunity	-	8.09	-	81
Overseas Equity Fund	10	3.71	0.04	158
U.S. Government Money Market Fund	-	1.00	-	88
U.S. Treasury Money Market Fund	-	1.00	-	50

Class C Shares
Aggressive Growth Strategy Fund	-	11.53	-	61
Balanced Growth Strategy Fund	2	12.09	0.01	289
Conservative Growth Strategy Fund	14	11.33	0.17	117
Moderate Growth Strategy Fund	33	11.18	0.18	228
Prime Money Market Fund	28	1.00	-	44
Growth Fund	-	13.89	-	13
Mid Cap Fund	-	6.42	-	3
Opportunity Fund	-	8.25	-	41
Overseas Equity Fund	1	4.02	0.04	14
U.S. Government Money Market Fund	-	1.00	-	-
U.S. Treasury Money Market Fund	1	1.00	-	-

Class D Shares
California Tax-Free Money Market Fund	10	1.00	-	43,701
Prime Money Market Fund	246	1.00	-	1,696,290
NY Tax-Free Money Market Fund	61	1.00	-	380,898
Tax-Free Money Market Fund	10	1.00	-	73,986
U.S. Government Money Market Fund	74	1.00	-	922,090
U.S. Treasury Money Market Fund	84	1.00	-	726,225

Class I Shares
Mid Cap Fund	33	7.31	0.03	1,281
Prime Money Market Fund	9,643	1.00	-	4,678,869
Tax-Free Money Market Fund	-	1.00	-	-
U.S. Government Money Market Fund	4,841	1.00	-	5,101,684
U.S. Treasury Money Market Fund	245	1.00	-	1,379,018
Growth Fund	-	15.19	-	3,257
Mid Cap Fund	-	7.31	-	1,281
Value Fund	116	11.87	0.07	1,686

Class Y Shares
California Tax-Free Money Market Fund	2	1.00	-	6,279
Prime Money Market Fund	405	1.00	-	1,107,476
NY Tax-Free Money Market Fund	34	1.00	-	105,302
Tax-Free Money Market Fund	52	1.00	-	31,180
U.S. Government Money Market Fund	368	1.00	-	2,918,153
U.S. Treasury Money Market Fund	100	1.00	-	1,147,124